SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2004

Savient Pharmaceuticals, Inc.

(Exact name of issuer as specified in its charter)

Delaware	0-15313	13-3033811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tower Center, 14th Floor East Brunswick, New Jersey		08816
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 418-9300

None.

(Former Name or Former Address, if Changed Since Last Report.)

ITEM 5.        OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On May 21, 2004, Savient Pharmaceuticals, Inc. (the “Company”) announced that Sim Fass, its  Chairman Board and Chief Executive Officer would be retiring as Chairman of the Board and Chief Executive Officer of the Company effective upon the conclusion of the Company’s 2004 Annual Meeting of Stockholders.  A copy of the press release issued by the Company with respect thereto is filed herewith as Exhibit 99.1.

ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)         Exhibits.

10.1   Agreement, dated May 21, 2004, between the Company and Sim Fass.

99.1   Press release issued by Savient Pharmaceuticals, Inc. on May 21, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVIENT PHARMACEUTICALS, INC.
(Registrant)

	By:	/s/ Christopher Clement
Christopher Clement
President and Chief Operating Officer

Dated: May 24, 2004